Exhibit 3.1

MAST THERAPEUTICS, INC.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Mast Therapeutics, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows.

1. The name of this corporation is Mast Therapeutics, Inc. and that that this corporation was originally incorporated pursuant to the General Corporation Law on December 1, 1995 under the name Victoria Enterprises, Inc.

2. The Board of Directors of this corporation duly adopted resolutions proposing to amend and restate the Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows.

RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety to read as set forth on Exhibit A attached hereto and incorporated herein by this reference.

3. Exhibit A referred to above is attached hereto as Exhibit A and is hereby incorporated herein by this reference. This Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4. This Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Amended and Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 27th day of April, 2017.

By:	/s/ Brian Culley
Brian Culley, Chief Executive Officer

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION,

OF

MAST THERAPEUTICS, INC.

ARTICLE I

The name of this corporation is Savara Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”).

ARTICLE IV

(A) Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Five Hundred One Million shares (501,000,000), each with a par value of $0.001 per share. Five Hundred Million (500,000,000) shares shall be Common Stock, and One Million (1,000,000) shares shall be Preferred Stock.

Upon the close of trading on the NYSE MKT on April 27, 2017 (the “Effective Time”), each seventy (70) shares of the Common Stock, par value $0.001 per share, of the Corporation issued and outstanding or held in treasury at the Effective Time shall be reclassified as and changed into one (1) share of Common Stock, par value $0.001 per share, of the Corporation, without any action by the holders thereof. In lieu of any fractional shares to which a holder of shares of Common Stock of the Corporation would be otherwise entitled, the Corporation shall pay in cash, without interest, an amount equal to such fractional interest (after taking into account and aggregating all shares of Common Stock then held by such holder) multiplied by the closing price of the Common Stock as last reported on the NYSE MKT on the day of the Effective Time (determined on a post-split basis).

(B) Preferred Stock. Except as otherwise provided in any certificate(s) of designations duly filed with the Secretary of State of the State of Delaware, the Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide for the issuance, in one or more series, of all or any of the shares of Preferred Stock and to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon such series of Preferred Stock, and the number of shares constituting any such series and the designations thereof, or of any of them, such designations, preferences, and relative, participating, optional or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such shares and as may be permitted by the DGCL. The rights, privileges, preferences and restrictions of any such series of Preferred Stock may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. The Board is also expressly authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

In furtherance and not in limitation of the powers conferred by statutes, the Board is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE VI

The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. Elections of members of the Board need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE VII

(A) To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(B) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, such person’s testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer of the Corporation at the request of the Corporation or any predecessor to the Corporation.

(C) Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VIII

The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article VIII.

SAVARA INC.

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Savara Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that:

1.
The name of the Corporation is Savara Inc.
2.
The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 1, 1995 under the name Victoria Enterprises, Inc. The Corporation’s current Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware under the name Mast Therapeutics, Inc. on April 27, 2017.
3.
Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), this Certificate of Amendment of the Amended and Restated Certificate of Incorporation amends Section (A) of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

“(A) Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Two Hundred One Million shares (201,000,000), each with a par value of $0.001 per share. Two Hundred Million (200,000,000) shares shall be Common Stock, and One Million (1,000,000) shares shall be Preferred Stock.”

4.
This Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been duly adopted by the board of directors and stockholders of this corporation in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer as of the 4th day of June, 2018.

SAVARA INC.

/s/ Rob Neville

Name: Rob Neville

Title: Chief Executive Officer

SAVARA INC.

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Savara Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that:

1.
The name of the Corporation is Savara Inc.
2.
The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 1, 1995 under the name Victoria Enterprises. The Corporation’s current Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware under the name Mast Therapeutics, Inc. on April 27, 2017 and amended on June 4, 2018.
3.
Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), this Certificate of Amendment of the Amended and Restated Certificate of Incorporation amends Section (A) of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

“(A) Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Three Hundred One Million shares (301,000,000), each with a par value of $0.001 per share. Three Hundred Million (300,000,000) shares shall be Common Stock, and One Million (1,000,000) shares shall be Preferred Stock.”

4.
This Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been duly adopted by the board of directors and stockholders of this corporation in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer as of the 10th day of June, 2021.

SAVARA INC.

/s/ Matthew Pauls

Name: Matthew Pauls

Title: Chief Executive Officer

SAVARA INC.

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Savara Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that:

1.
The name of the Corporation is Savara Inc.
2.
The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 1, 1995 under the name Victoria Enterprises, Inc. The Corporation’s current Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware under the name Mast Therapeutics, Inc. on April 27, 2017 and amended on June 4, 2018 and June 10, 2021.
3.
Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), this Certificate of Amendment of the Amended and Restated Certificate of Incorporation amends Section (A) of Article VII of the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

“(A) To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, no director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable.”

4.
This Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been duly adopted by the board of directors and stockholders of this corporation in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer as of the 6th day of June, 2024.

SAVARA INC.

/s/ Matthew Pauls

Name: Matthew Pauls

Title: Chief Executive Officer

SAVARA INC.

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Savara Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that:

1.
The name of the Corporation is Savara Inc.
2.
The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 1, 1995 under the name Victoria Enterprises. The Corporation’s current Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware under the name Mast Therapeutics, Inc. on April 27, 2017 and amended on June 4, 2018, June 10, 2021, and June 6, 2024.
3.
Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), this Certificate of Amendment of the Amended and Restated Certificate of Incorporation amends Section (A) of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

“(A) Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Six Hundred One Million shares (601,000,000), each with a par value of $0.001 per share. Six Hundred Million (600,000,000) shares shall be Common Stock, and One Million (1,000,000) shares shall be Preferred Stock.”

4.
This Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been duly adopted by the board of directors and stockholders of this corporation in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer as of the 4th day of June, 2026.

SAVARA INC.

/s/ Matthew Pauls

Name: Matthew Pauls

Title: Chief Executive Officer